                                                                     Exhibit 4.8

                          FIRST SUPPLEMENTAL INDENTURE


                                    between


                                 MOTOROLA, INC.



                                      and


                   HARRIS TRUST AND SAVINGS BANK, AS TRUSTEE

                         Dated as of February ___, 1999

                               TABLE OF CONTENTS
                               -----------------

                                   ARTICLE I

DEFINITIONS                                                                                     3
     SECTION 1.1    Definition of Terms                                                         3

                                   ARTICLE II
GENERAL TERMS AND CONDITIONS OF THE DEBENTURES                                                  4
     SECTION 2.1      Designation and Principal Amount; Purchase Price; Payment of Principal;
                      Global Securities                                                         6
     SECTION 2.2      Maturity                                                                  6
     SECTION 2.3      Form and Payment                                                          7
     SECTION 2.4      Global Debenture                                                          8
     SECTION 2.5      Interest                                                                  9
     SECTION 2.6      Authorized Denominations                                                 11
     SECTION 2.7      Redemption                                                               11
     SECTION 2.8      Defeasance                                                               11
     SECTION 2.9      No Sinking Fund                                                          11
     SECTION 2.10     Depository                                                               11

                                ARTICLE III
REDEMPTION OF THE DEBENTURES11
     SECTION 3.1      Special Event Redemption                                                 11
     SECTION 3.2      Optional Redemption                                                      11
     SECTION 3.3      Partial Redemption                                                       12

                                   ARTICLE IV
EXTENSION OF INTEREST PAYMENT PERIOD                                                           12
     SECTION 4.1      Extension of Interest Payment Period                                     12
     SECTION 4.2      Notice of Extension.                                                     13
     SECTION 4.3      Limitation of Transactions                                               13

                              ARTICLE V
EXPENSES                                                                                       14
     SECTION 5.1      Payment of Expenses                                                      14
     SECTION 5.2      Payment Upon Resignation or Removal                                      15


                               ARTICLE VI
COVENANT TO LIST ON EXCHANGE                                                                    15
     SECTION 6.1    Listing on an Exchange                                                      15

                               ARTICLE VII
FORM OF DEBENTURE                                                                               15
     SECTION 7.1    Form of Debenture                                                           15

                              ARTICLE VIII
ORIGINAL ISSUE OF DEBENTURES                                                                    25
     SECTION 8.1    Original Issue of Debentures                                                25
     SECTION 8.2    Reports by the Trustee                                                      25

                              ARTICLE IX
COVENANTS                                                                                       25
     SECTION 9.1         Covenants as to Trust                                                  25

                               ARTICLE X
DEFAULT                                                                                         26
     SECTION 10.2   Limitations on Waivers and Consents                                         26
     SECTION 10.3   Acknowledgment of Rights                                                    27

                           ARTICLE XI
MISCELLANEOUS                                                                                   27
     SECTION 11.1    Ratification of Indenture                                                  27
     SECTION 11.2    Trustee Not Responsible for Recitals                                       27
     SECTION 11.3    Governing Law                                                              27
     SECTION 11.4    Separability                                                               28
     SECTION 11.5    Counterparts.                                                              28
     SECTION 11.6    Effect of Headings                                                         28

                          FIRST SUPPLEMENTAL INDENTURE


     FIRST SUPPLEMENTAL INDENTURE dated as of February ___, 1999 (the "First Supplemental Indenture") between Motorola, Inc., a Delaware corporation (the "Issuer"), and Harris Trust and Savings Bank, as trustee (the "Trustee") under the Indenture dated as of February _____, 1999 between the Issuer and the Trustee (the "Base Indenture" and, as supplemented by this First Supplemental Indenture, the "Indenture").

     WHEREAS, the Issuer executed and delivered the Indenture to the Trustee to provide for the future issuance of the Issuer's unsecured subordinated debentures, notes or other evidence of indebtedness (the "Securities") to be issued from time to time in one or more series as might be determined by the Issuer under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

     WHEREAS, pursuant to the terms of the Indenture, the Issuer desires to provide for the establishment of a new series of its Securities to be known as its ____% Deferrable Interest Junior Subordinated Debentures due 2039 (the "Debentures"), the form and substance of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture;

     WHEREAS, Motorola Capital Trust I, a Delaware statutory business trust (the "Trust"), is offering to the public up to $500 million aggregate liquidation amount of its ____% Trust Originated Preferred Securities (the "Preferred Securities"), representing preferred undivided beneficial interests in the assets of the Trust and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Issuer of up to $15,463,925 aggregate liquidation amount of its ____% Trust Originated Common Securities (the"Common Securities"), in up to $515,463,925 aggregate principal amount of the Debentures;

     WHEREAS, the Issuer has requested that the Trustee execute and deliver this First Supplemental Indenture; and

     WHEREAS, all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms and to make the Debentures, when executed by the Issuer and authenticated and delivered by the Trustee as provided in the Indenture, the valid obligations of the Issuer have been performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.

     NOW, THEREFORE, in consideration of the purchase and acceptance of the Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Debentures and the terms, provisions and conditions thereof, the Issuer covenants and agrees with the Trustee as follows:

                                   ARTICLE I

                                  DEFINITIONS


     SECTION 1.1  Definition of Terms.  Unless the context otherwise requires:

          (a) a term defined in the Indenture (including as set forth in the first paragraph of Section 1.1 of the Indenture) has the same meaning when used in this First Supplemental Indenture unless otherwise defined herein;

          (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

          (c) the singular includes the plural and vice versa;

          (d) a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture unless otherwise specified herein;

          (e) headings are for convenience of reference only and do not affect interpretation;

          (f) the following terms have the meanings given to them in the Declaration (as defined herein) or in the terms of the Trust Securities (as defined herein) as established in accordance with the Declaration:

               (i)    Affiliate;

               (ii)   Business Day;

               (iii)  Debenture Issuer;

               (iv)   Delaware Trustee;

               (v)    Distribution;

               (vi)   Investment Company Event;

               (vii)  Preferred Securities;

               (viii) Preferred Security Certificate;

               (ix)   Pro Rata;

               (x)   Property Trustee;

               (xi)   Regular Trustees;

               (xii)  Securities;

               (xiii) Preferred Securities Guarantee;

               (xiv)  Special Event;

               (xv)   Sponsor;

               (xvi)  Tax Event; and

               (xvii) Underwriting Agreement;

          (g) The following terms have the meanings given to them in this
     Section 1.1(g):

     "Additional Interest" shall have the meaning set forth in Section 2.5(c).

     "Compounded Interest" shall have the meaning set forth in Section 4.1.

     "Coupon Rate" shall have the meaning set forth in Section 2.5(a).

     "Declaration" means the Amended and Restated Declaration of Trust of Motorola Capital Trust I, a Delaware statutory business trust, dated as of February ___, 1999.

     "Deferred Interest" shall have the meaning set forth in Section 4.1.

     "Dissolution Event" means that as a result of an election by the Issuer, the Trust is to be dissolved in accordance with the Declaration, and the Debentures held by the Property Trustee are to be distributed to the holders of the Trust Securities Pro Rata in accordance with the Declaration.

     "Extended Interest Payment Period" shall have the meaning set forth in
Section 4.1.

     "Extension Conditions" means the following:

               (i) the Issuer is not in bankruptcy or otherwise insolvent;

               (ii) the Issuer is not in default on any Debentures issued to the Trust or to any trustee of the Trust in connection with the issuance of Trust Securities by the Trust;

               (ii) the Issuer has made timely payments on the Debentures for the immediately preceding six quarters without deferrals;

               (iv) the Trust is not in arrears on payments of Distributions on the Trust Securities;

               (v) the Debentures or the Preferred Securities are rated investment grade by any one of Standard & Poor's Corporation, Moody's Investors Service, Inc., Fitch Investor Service, LP, Duff & Phelps Credit Rating Company or any other nationally recognized statistical rating organization; and

               (vi) the final maturity of such Debentures is no later than the forty-ninth anniversary of the issuance of the Preferred Securities.

       "Global Debenture" shall have the meaning set forth in Section 2.4(a)(i).

       "Interest Deduction Date" shall have the meaning set forth in Section 2.2(b).

       "Interest Payment Date" shall have the meaning set forth in Section
2.5(a).

       "Maturity Date" shall have the meaning set forth in Section 2.2(a).

       "Non Book-Entry Preferred Securities" shall have the meaning set forth in
Section 2.4(a)(ii).

       "Optional Redemption Price" shall have the meaning set forth in Section 3.2.

       "Preceding Maturity Date" shall have the meaning set forth in Section 2.2(c).

       "Redemption Price" shall have the meaning set forth in Section 3.1.

       "Scheduled Maturity Date" means __________________, 2039.

       "Trust Securities" shall mean the Preferred Securities and the Common Securities.


                                  ARTICLE II

                GENERAL TERMS AND CONDITIONS OF THE DEBENTURES
                 -----------------------------------------------

     SECTION 2.1 Designation and Principal Amount; Purchase Price; Payment of Principal; Global Securities.

          (a) There is hereby authorized a series of Securities designated the "____% Deferrable Interest Junior Subordinated Debentures due 2039," limited in aggregate principal amount to $515,463,925 (not including Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures pursuant to Sections 3.4, 3.5, 3.6, 9.6 or 11.7 of the Indenture), which amount shall be as set forth in a Company Order for the authentication and delivery of Debentures pursuant to Section 3.3 of the Indenture.

          (b) The Debentures shall be issued for a purchase price equal to 100% of the principal amount of such Debentures.

          (c) The principal of the Debentures shall be due and payable in full on the Maturity Date.

          (d) The Debentures shall initially be issued in fully registered non-book entry certificated form in the aggregate principal amount specified in paragraph (a) above.

     SECTION 2.2  Maturity.

          (a) The "Maturity Date" means the date on which the Debentures mature and on which the principal shall be due and payable together with all accrued and unpaid interest thereon (including Compounded Interest, if any), which date shall be the Scheduled Maturity Date unless the Maturity Date has been changed pursuant to Section 2.2(c) or (d), in which case the Maturity Date shall be the Maturity Date most recently established in accordance with Section 2.2(c) or (d).

          (b) The "Interest Deduction Date" shall mean the date which is six months earlier than the ending date of the maximum term (beginning on the date of issue of the Debentures and including any extensions thereof), as determined under any federal statute applicable by its terms to the Debentures which is enacted at any time after the issuance of the Debentures (including, but not limited to, at any time after an extension of the Maturity Date), of a debt instrument for which interest is deductible for federal income tax purposes.

          (c) If the Issuer has elected to dissolve the Trust and cause the Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust in accordance with Section 8.1(a)(v) of the Declaration, then the Issuer may elect to shorten the Maturity Date to a date not earlier than ________________, 2004, or extend the Maturity Date to a date which is not later than the earlier of (i) ___________________, 2048, or (ii) the Interest Deduction Date, and such election shall be made, and such change in the Maturity Date shall be effective, on such date as notice thereof has been given in accordance with Section 2.2(e) so long as, in the case of an extension of the Maturity Date, the Issuer meets the Extension Conditions on such date; provided that (i) any such extension of the Maturity Date shall cease to be in effect (and the Maturity Date shall be the Maturity Date in effect prior to such extension (the "Preceding Maturity Date")) unless the Extension Conditions also are met on the Preceding Maturity Date, and (ii) in no event shall an extended Maturity Date be later than the Interest Deduction Date even if the Maturity Date has previously been extended to a date beyond the Interest Deduction Date.

          (d) The Issuer may at any time on or before the date which is 90 days before the Maturity Date, elect to extend the Maturity Date for one or more periods, but in no event to a date later than the earlier of (i) ______________, 2048, or (ii) the Interest Deduction Date, and such election shall be made, and such extension of the Maturity Date shall be effective, on such date as notice thereof has been given in accordance with Section 2.2(e) so long as the Issuer meets the Extension Conditions on such date; provided that (i) any such extension of the Maturity Date shall cease to be in effect (and the Maturity Date shall be the Preceding Maturity Date) unless the Extension Conditions also are met on the Preceding Maturity Date, and (ii) in no event shall an extended Maturity Date be later than the Interest Deduction Date even if the Maturity Date has previously been extended to a date beyond the Interest Deduction Date.

          (e) If the Issuer desires to change the Maturity Date pursuant to
     Section 2.2(c) or (d), the Issuer shall give notice to Holders of the Debentures, the Property Trustee, the Trust and the Trustee of the new Maturity Date.

          (f) The terms of this Section 2.2 shall govern the maturity and any extensions thereof of the Debentures, notwithstanding anything in the Base Indenture to the contrary. The Debentures shall not include the optional extension rights set forth in Section 3.8 of the Base Indenture.

     SECTION 2.3 Form and Payment. Except as provided in Section 2.4, the Debentures shall be issued as Registered Securities in fully registered certificated form without interest coupons. The place where principal of and interest (including the Compounded Interest, if any) on the Debentures will be payable, the Debentures may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Debentures and the Indenture may be served shall be the Corporate Trust Office of the Trustee, provided, however, that payment of interest may be made at the option of the Issuer by wire transfer to an account maintained by a Holder (upon appropriate instructions from such Holder) or by check mailed to the Holder at such address as shall appear in the Register. Notwithstanding the foregoing, so long as the Holder of any Debentures is the Property Trustee, the payment of the principal of and interest (including Compounded Interest, if any) on such Debentures held by the Property Trustee will be made by wire transfer of immediately available funds at such place and to such account as may be designated by the Property Trustee. Payment of principal of the Debentures will only be made upon surrender of the Debentures to the Trustee. The Debentures will be denominated in Dollars and payment of principal and interest on the Debentures shall be made in Dollars.

     SECTION 2.4  Global Debenture.

          (a) In connection with a distribution of the Debentures to the holders of the Trust Securities pursuant to the Declaration:

               (i) The Debentures in certificated form may be presented to the Trustee by the Property Trustee in exchange for a global Debenture in an aggregate principal amount equal to the aggregate principal amount of all Outstanding Debentures of such series (a "Global Debenture"), to be registered in the name of the Depository, or its nominee, and delivered by the Trustee to the

               Depository for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. The Issuer upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. Payments on the Debentures issued as a Global Debenture will be made to the Depository.

               (ii) If any Preferred Securities are held in non book-entry certificated form, the Debentures in certificated form may be presented to the Trustee by the Property Trustee and any Preferred Security Certificate which represents Preferred Securities other than Preferred Securities held by the Depository or its nominee ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Debentures presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security Certificates are presented to the Registrar for transfer or reissuance at which time such Preferred Security Certificates will be canceled and a Debenture, registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security Certificate canceled, will be executed by the Issuer and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. On issue of such Debentures, Debentures with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

          (b) Unless and until it is exchanged for Debentures in registered certificated form, a Global Debenture may be transferred, in whole but not in part, only by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository selected or approved by the Issuer or a nominee of such successor Depository.

          (c) If at any time the Depository for the Debentures notifies the Issuer that it is unwilling or unable to continue as Depository for the Debentures or if at any time the Depository for the Debentures shall no longer be registered or in good standing as a clearing agency under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, at a time at which the Depository is required to be so registered to act as Depository for the Debentures, and a successor Depository for such series is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such condition, as the case may be, the Issuer will execute, and, subject to Article 3 of the Indenture, the Trustee, upon written notice from the Issuer, will authenticate and deliver the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. In addition, the Issuer, in its sole discretion, may at any time determine that the Debentures shall no longer be represented by a Global Debenture. In such event the Issuer will execute, and subject to
     Article 3 of the Indenture, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Issuer, will authenticate and deliver the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. Upon the exchange of the Global Debenture for such Debentures in definitive registered form without coupons, in authorized denominations, the Global Debenture shall be canceled by the Trustee. Such Debentures in definitive registered form issued in exchange for the Global Debenture shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such registered certificated Debentures in definitive form in exchange for the Global Debenture to the Depository for delivery to the Persons in whose names such Debentures are so registered.

     SECTION 2.5  Interest.

          (a) The Debentures will bear interest at the fixed rate of ______% per annum (the "Coupon Rate") from the original date of issuance or from the most recent Interest Payment Date to which interest has been paid or duly provided for until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable (subject to the provisions of Article IV) quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), commencing on , 1999. Interest on the Debentures (except defaulted interest) shall be paid to the Persons in whose name the Debentures are registered, at the close of business on the regular Record Date for such interest installment (including Debentures that are cancelled after the Record Date and before the Interest Payment Date), which, with respect to any Debentures of which the Property Trustee is the Holder or with respect to a Global Debenture, shall be the close of business on the Business Day next preceding that Interest Payment Date. Notwithstanding the foregoing sentence, if the Preferred Securities are no longer in book-entry only form or if, pursuant to the Indenture and this First Supplemental Indenture the Debentures are distributed to the holders of the Trust Securities and are not represented by a Global Debenture, the Issuer may select a regular Record Date for such interest installment which shall conform to the rules of any securities exchange, interdealer quotation system or other organization on which the Debentures are listed and which shall be more than ten Business Days but less than 60 Business Days before the applicable Interest Payment Date. Notwithstanding the foregoing, any interest that is payable at maturity shall be payable to the Person to whom principal payable at maturity shall be payable.

          (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarter on the basis of the actual number of days elapsed in such 90-day quarter. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, notwithstanding any provision of the Indenture to the contrary, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

          (c) If, at any time while the Property Trustee is the Holder of any Debentures, the Trust or the Property Trustee is required to pay any taxes, duties, assessment or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any case, the Company will pay as additional interest ("Additional Interest") on the Debentures held by the Property Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other government charges been imposed.

     SECTION 2.6 Authorized Denominations. The Debentures shall be issuable in denominations of $25 and integral multiples of $25 in excess thereof.

     SECTION 2.7 Redemption. The Debentures are not subject to conversion at the option of the Holder. The Debentures are not subject to redemption at the option of the Holder and are subject to redemption at the option of the Issuer or otherwise as provided in Article III hereof.

     SECTION 2.8 Defeasance. The Debentures shall be subject to the provisions of Articles 4 and 15 of the Indenture concerning the satisfaction and discharge of the Issuer's indebtedness and obligations under the Indenture and the termination of certain covenants of the Issuer under the Indenture.

     SECTION 2.9 No Sinking Fund. The Debentures shall not be entitled to the benefit of any sinking fund or analogous provision.

     SECTION 2.10 Depository. The Depository Trust Company (or its nominee) shall act as the initial Depository for any Global Debenture which may be issued pursuant to this First Supplemental Indenture.


                                  ARTICLE III

                          REDEMPTION OF THE DEBENTURES
                          ----------------------------

     SECTION 3.1 Special Event Redemption. If a Special Event has occurred and is continuing then, notwithstanding Section 3.2 hereof but subject to the provisions of Article XI of the Indenture, the Issuer shall have the right, upon not less than 30 days' nor more than 60 days' notice to the Holders of the Debentures, to redeem the Debentures, in whole or in part, for cash within 90 days following the occurrence of such Special Event at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon (including Compounded Interest, if any) to the date of such redemption (the "Redemption Price"). The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Issuer determines and specifies in the notice of redemption, provided the Issuer shall deposit with the Trustee an amount sufficient to pay the Redemption Price at least one hour prior to the time such Redemption Price is to be paid.

     SECTION 3.2 Optional Redemption.  Subject to the provisions of Section
3.3 hereof and Article 11 of the Indenture, the Issuer shall have the right to redeem the Debentures, in whole or in part, at any time or from time to time, on or after___________________, 2004, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon, (including Compounded Interest, if any), to the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice to the Holder of the Debentures, at the Optional Redemption Price. The Optional Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Issuer determines and specifies in the notice of redemption, provided that the Issuer shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price at least one hour prior to the time such Optional Redemption Price is to be paid.

     SECTION 3.3   Partial Redemption.

          (a) If a partial redemption of the Debentures would result in the delisting of the Preferred Securities issued by the Trust from any national securities exchange, interdealer quotation system or other organization on which the Preferred Securities are then listed, the Issuer shall not be permitted to effect such partial redemption and may only redeem the Debentures in whole.

          (b) The Issuer may not redeem fewer than all of the Outstanding Debentures unless all accrued and unpaid interest on the Debentures has been paid as of the Interest Payment Date next preceding the Redemption Date.

          (c) If the Debentures are only partially redeemed pursuant to Section 3.2, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that, if at the time of redemption the Debentures are registered as a Global Debenture, the Depository shall determine, in accordance with its procedures, the principal amount of such Debentures credited to each of its participant accounts to be redeemed.

                                  ARTICLE IV

                      EXTENSION OF INTEREST PAYMENT PERIOD
                      ------------------------------------


     SECTION 4.1 Extension of Interest Payment Period. The Issuer shall have the right, at any time and from time to time during the term of the Debentures, to defer payments of interest on the Debentures by extending the interest payment period of the Debentures for a period not exceeding 20 consecutive quarters (the "Extended Interest Payment Period"), during which Extended Interest Payment Period no interest shall be due and payable; provided that no Extended Interest Payment Period may extend beyond the Maturity Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest thereon at the Coupon Rate compounded quarterly for each quarter of the Extended Interest Payment Period ("Compounded Interest"). At the end of the Extended Interest Payment Period, the Issuer shall pay all interest accrued and unpaid on the Debentures, including any Compounded Interest (all such interest the "Deferred Interest") that shall be payable to the Holders of the Debentures in whose names the Subordinated Debentures are registered in the Register as of the Record Date relating to the Interest Payment Date that corresponds to the end of such Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Issuer may further extend such period, provided that such period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarters or extend beyond the Maturity Date. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Issuer may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but the Issuer may prepay at any time all or any portion of the Deferred Interest accrued during an Extended Interest Payment Period.

     SECTION 4.2  Notice of Extension.

          (a) If the Property Trustee is the only registered Holder of the Debentures at the time the Issuer selects an Extended Interest Payment Period, the Issuer shall give written notice to the Trustee, the Regular Trustees and the Property Trustee of its selection of such Extended Interest Payment Period one Business Day before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities are payable, or (ii) the date the Regular Trustees, on behalf of the Trust, are required to give notice of the record date, or the date such Distributions are payable, to holders of the Preferred Securities (or any national securities exchange or self-regulatory organization on which the Preferred Securities are listed).

          (b) If the Property Trustee is not the only Holder of the Debentures at the time the Issuer selects an Extended Interest Payment Period, the Issuer shall give the Trustee, the Property Trustee and the Holders of the Debentures written notice of its selection of such Extended Interest Payment Period 10 Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Issuer is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to Holders of the Debentures.

          (c) The quarter in which any notice is given pursuant to paragraphs
     (a) or (b) of this Section 4.2 shall be counted as one of the 20 quarters permitted in the maximum Extended Interest Payment Period permitted under
     Section 4.1.

     SECTION 4.3 Limitation of Transactions. If the Issuer shall exercise its right to defer payment of interest as provided in Section 4.1, then, prior to the payment of all accrued interest on outstanding Debentures, the Issuer shall not (a) declare or pay dividends on, make a distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, (b) make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem, any debt securities issued by the Issuer that rank equal with or junior to the Debentures or (c) make guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee); provided, however, that the restriction in clause (a) shall not apply to (i) purchases or acquisitions of the Issuer's capital stock in connection with the satisfaction of its obligations under any employee benefit plans, stock option plans, employee stock purchase plans or direct reinvestment plans as may be in effect from time to time or the satisfaction of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Issuer to purchase its capital stock (other than a contractual obligation ranking equal with or junior to the Debentures), (ii) reclassifications of the Issuer's capital stock or the exchange or conversion of one class or series of the Issuer's capital stock, provided that such reclassification, exchange or conversion does not result in a change in the priority vis-a-vis the Preferred Securities of any class or series of capital stock that is being so reclassified or that is the subject of such exchange or conversion, (iii) purchases of fractional interests in shares of the Issuer's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security bring converted or exchanged, (iv) stock dividends paid by the Issuer where the dividend stock is the same stock as that on which the dividend is being paid or (v) redemptions or purchases of any rights pursuant to purchase rights contained in any rights agreement as shall be in effect from time to time, which purchase rights are substantially similar to those contained in the Issuer's Rights Agreement dated November 5, 1998.


                                   ARTICLE V

                                    EXPENSES
                                    --------


     SECTION 5.1 Payment of Expenses. In connection with the offering, sale and issuance of the Debentures to the Property Trustee in connection with the sale of the Trust Securities by the Trust and during the existence of the Trust, the Issuer, in its capacity as borrower with respect to the Debentures, shall:

          (a) pay all costs and expenses relating to the offering, sale and issuance of the Debentures, including commissions to the underwriters payable pursuant to the Underwriting

     Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 6.7 of the Indenture;

          (b) pay other debts and obligations of the Trust (other than with respect to the Trust Securities) and all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization, maintenance and dissolution of the Trust, the offering, sale and issuance of the Trust Securities (including commissions to the underwriters payable pursuant to the Underwriting Agreement), the retention of the Regular Trustees, reimbursement of the Regular Trustees as provided in the Declaration, the fees and expenses of the Property Trustee and the Delaware Trustee, the trustee under the Preferred Securities Guarantee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing and disposition of Trust assets, and the fees and expenses related to the enforcement by the Property Trustee of the rights of the holders of the Preferred Securities) and all other amounts payable by the Issuer pursuant to the Declaration;

          (c) be primarily liable for any indemnification obligations arising with respect to the Declaration; and

          (d) pay any and all taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed on the Trust or its assets and all liabilities, costs and expenses of the Trust with respect to such taxes, duties, assessments or governmental charges.

     SECTION 5.2 Payment Upon Resignation or Removal. Upon termination of this First Supplemental Indenture or the Indenture or the removal or resignation of the Trustee pursuant to Section 6.10 of the Indenture, the Issuer shall pay to the Trustee all amounts due to the Trustee in accordance with Section 6.7 of the Indenture. Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Property Trustee, as the case may be, pursuant to
Section 5.7 of the Declaration, the Issuer shall pay to the Delaware Trustee or the Property Trustee, as the case may be, all amounts due to such trustee accrued to the date of such termination, removal or resignation.

                                  ARTICLE VI

                          COVENANT TO LIST ON EXCHANGE
                          ----------------------------


     SECTION 6.1 Listing on an Exchange. If the Debentures are to be distributed to the holders of the Preferred Securities as described in Section 2.4(a), the Issuer will, if the Debentures are not already so listed, use its best efforts to list such Subordinated Debentures on The New York

Stock Exchange, Inc. or on such other exchange or other organization as the Preferred Securities are then listed.

                                  ARTICLE VII

                               FORM OF DEBENTURE
                               -----------------

     SECTION 7.1 Form of Debenture. The Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

     This Debenture is one of a duly authorized series of Debentures (herein sometimes referred to as the "Debentures") of Motorola, Inc., a Delaware corporation (the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), specified in and all issued or to be issued in one or more series under and pursuant to an Indenture dated as of February ____, 1999 (as originally executed or as it may from time to time be supplemented or amended by one or more supplemental indentures, including the First Supplemental Indenture dated as of February ____, 1999, the "Indenture"), duly executed and delivered between the Company and Harris Trust and Savings Bank, as Trustee (in such capacity, the "Trustee"), to which a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures, and to all of which provisions the Holder of this Debenture by acceptance hereof, assents and agrees. By the terms of the Indenture, the Debentures are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Debentures is limited in aggregate principal amount as specified in said Indenture. Defined terms used but not otherwise defined in this Debenture have the meanings set forth in the Indenture.

     (IF THE DEBENTURE IS TO BE A GLOBAL INDENTURE, INSERT - This Debenture is in Global form within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. Unless and until it is exchanged in whole or in part for securities in certificated form in the limited circumstances described in the indenture, this security may not be transferred except as a whole by the depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

     Unless this Debenture is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of
DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.)

                                 MOTOROLA, INC.
            ____% DEFERRABLE INTEREST JUNIOR SUBORDINATED DEBENTURE

No. 1               DUE _______________, 2039                       REGISTERED
                                                                    $515,463,925

     The Company, for value received, hereby promises to pay to Harris Trust and Savings Bank, as Property Trustee under that certain Amended and Restated Declaration of Trust, dated as of February __, 1999, among the Trustees of Motorola Capital Trust I named therein, the Company and the holders from time to time of undivided beneficial interests in the assets of Motorola Capital Trust I, or registered assigns, the principal sum of Five Hundred Fifteen Million Four Hundred Sixty Three Thousand Nine Hundred Twenty Five Dollars ($515,463,925) on ____________, 2039 (or on such date that is no earlier than ____________, 2004 or such date that is no later than the earlier of: (i) __________________, 2048 or (ii) the Interest Deduction Date, if the Company elects to shorten or extend the Maturity Date as further described herein), and to pay interest on said principal sum from the date of issuance, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 31, June 30, September 30 and December 31 of each year commencing 1999, at the rate of ________% per annum until the principal hereof shall have become due and payable, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarter on the basis of the actual number of days elapsed in such 90-day quarter. The principal of and the interest on this Debenture shall become due and payable, in the manner, with the effect and subject to the conditions and limitations provided in the Indenture.

     The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Debt, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the time and place and at the rate and in the money herein prescribed. All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

                               * * * * * * * * *

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: February   , 1999.                MOTOROLA, INC.
-------------------------                --------------



                                         By: /s/
                                             -----------------------
                                               Name:
                                               Title:

                         CERTIFICATE OF AUTHENTICATION

     This is one of the Debentures referred to in the within-mentioned
Indenture.



                              HARRIS TRUST AND SAVINGS BANK, as Trustee


                              By: /s/
                                     --------------------------------------
                                       Authorized Signatory

     Except as provided in the next paragraph with respect to the occurrence of a Special Event, the Debentures may not be redeemed by the Company prior to ____________________, 2004. The Company shall have the right to redeem this Debenture, in whole or in part at any time and from time to time on or after _______________, 2004 (an "Optional Redemption"), at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon (including any Compounded Interest, if any), to the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice to the Holder(s) of the Debentures at the Optional Redemption Price, in the manner, with the effect and subject to the conditions and limitations provided in the Indenture.

     If, at any time, a Tax Event or an Investment Company Event (each, as defined in the Indenture, a "Special Event") shall occur and be continuing, the Company shall have the right, upon not less than 30 nor more than 60 days' notice, to redeem the Debentures in whole or in part for cash at the Optional Redemption Price within 90 days following the occurrence of such Special Event, in the manner, with the effect and subject to the conditions and limitations provided in the Indenture.

     The Company shall have the right at any time during the term of the Debentures from time to time to extend the interest payment period of such Debentures for up to 20 consecutive quarters, in the manner, with the effect and subject to the conditions and limitations provided in the Indenture.

     The Company will have at any time the right to dissolve the Trust and cause the Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust, in the manner, with the effect and subject to the conditions and limitations provided in the Indenture.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and limitations provided in the Indenture.

     No recourse shall be had for the payment of the principal of or the interest on this Debenture or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

     The Company and the Holder agree (i) that for United States federal, state and local tax purposes it is intended that the Debenture constitute indebtedness and (ii) to file all United States federal, state and local tax returns and reports on such basis (unless the Company or the Holder, as the case may be, shall have received an opinion of independent nationally recognized tax counsel to the effect that as a result of a change in law after the date of the issuance of the Debenture the Company or the Holder, as the case may be, is prohibited from filing on such basis).

     This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.


                                  ARTICLE VIII

                          ORIGINAL ISSUE OF DEBENTURES
                          ----------------------------


     SECTION 8.1 Original Issue of Debentures. Debentures in the aggregate principal amount of $515,463,925 may, upon or after execution of this First Supplemental Indenture, be executed by the Issuer and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver such Debentures to or upon the written order of the Issuer, signed by its Chairman, its President, or any Vice President and its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, without any further action by the Issuer.

     SECTION 8.2 Reports by the Trustee. Up until and including the Maturity Date, the Trustee shall, in respect of each applicable date, make such reports within such time periods as are required to be made by the Trustee under the Trust Indenture Act and the Indenture.


                                  ARTICLE IX

                                   COVENANTS
                                   ---------


     SECTION 9.1 Covenants as to Trust. In the event Debentures are issued and sold to the Property Trustee in connection with the issuance of Trust Securities by the Trust, for so long as the Trust Securities remain outstanding, the Issuer will (i) maintain 100% direct or indirect ownership of the Common Securities of the Trust; provided, however, that any permitted successor of the Issuer under the Indenture may succeed to the Issuer's ownership of the Common Securities;
(ii) not voluntarily dissolve, wind-up or terminate the Trust, except in connection with the distribution of Debentures upon a Dissolution Event or otherwise, and in connection with certain mergers, consolidations or amalgamations permitted by the Declaration; (iii) timely perform its duties as sponsor of the Trust; (iv) use its reasonable efforts to cause the Trust (a) to remain a business trust, except in connection with the distribution of Debentures as provided in the Declaration, the redemption of the Trust Securities or in connection with certain mergers, consolidations or amalgamations as permitted by the Declaration, and (b) otherwise continue not to be treated as an association taxable as a corporation or partnership for United States federal income tax purposes; and (v) use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an individual beneficial interest in the Debentures. This covenant is intended solely for the benefit of the Holders of the Debentures issued pursuant to this First Supplemental Indenture and shall not be applicable to the Securities of any other series issued pursuant to the Indenture.



                                  ARTTICLE X

                                    DEFAULT
                                    -------


     SECTION 10.1 Additional Event of Default. There is hereby established as an additional Event of Default (as contemplated by Section 5.1(7) of the Indenture) the following:

     In the event the Debentures are issued and sold to the Property Trustee in connection with the issuance of Trust Securities by the Trust, the Trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence except in connection with (i) the distribution of the Debentures to holders of Trust Securities in liquidation or redemption of their interests in the Trust, (ii) the redemption of all or part of the outstanding Trust Securities of the Trust or (iii) certain mergers, consolidations or amalgamations of the Trust, each as permitted by the Declaration of the Trust.

     The foregoing Event of Default is intended solely for the benefit of the Holders of the Debentures issued pursuant to this First Supplemental Indenture and shall not be applicable to any other series of Securities heretofore or hereafter issued pursuant to the Indenture.

     SECTION 10.2  Limitations on Waivers and Consents.

          (a) Notwithstanding anything to the contrary contained in Section 5.4 of the Indenture, if the Debentures are held by the Trust or by the Property Trustee, a waiver of a past default or any modification to a waiver of a past default shall not be effective until the holders of a majority in liquidation amount of Trust Securities shall have consented to such waiver or modification; provided, however, that if the consent of the Holder of each Outstanding Debenture is required in connection with such waiver or modification, such waiver or modification shall not be effective until each holder of the Trust Securities shall have consented to such waiver or modification.

          (b) Except for any supplemental indenture provided under Section 9.1 of the Indenture and notwithstanding anything to the contrary contained in
     Section 9.2 of the Indenture, if the Debentures are held by the Trust or by the Property Trustee, a supplemental indenture shall not be effective until the holders of not less than 66 2/3% in principal amount of Trust Securities shall have consented to such supplemental indenture; provided, however, that if the consent of the Holder of each Outstanding Debenture is required in connection with a supplemental indenture, such supplemental indenture shall not be effective until each holder of the Trust Securities shall have consented to such supplemental indenture.

     SECTION 10.3  Acknowledgment of Rights.

     The Issuer acknowledges that, with respect to any Debentures held either by the Trust or by the Property Trustee, if the Property Trustee fails to enforce its rights to the fullest extent permitted by law under the Indenture, this First Supplemental Indenture or the Debentures as the Holder of the Debentures held as the assets of the Trust, any record holder of Preferred Securities may institute legal proceedings directly against the Issuer to enforce the Property Trustee's rights under the Indenture, this First Supplemental Indenture or the Debentures without first instituting any legal proceedings against such Property Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default under the Declaration has occurred and is continuing and such event is attributable to the failure of the Issuer to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the applicable redemption date), the Issuer acknowledges that a holder of Preferred Securities may institute a proceeding directly against the Issuer for enforcement of payment to the holder of the Preferred Securities of the principal of or interest on the Debentures on or after the respective due date specified in the Debentures, and the amount of payment will be based on the holder's pro rata share of the amount due and owing on all the Preferred Securities.


                                  ARTICLE XI

                                 MISCELLANEOUS
                                 -------------


     SECTION 11.1 Ratification of Indenture. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

     SECTION 11.2 Trustee Not Responsible for Recitals. The recitals contained herein and in the Debentures, except for the Trustee's certificate of authentication, shall be taken as the statements of the Issuer and not of the Trustee, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture or of the Debentures.

     SECTION 11.3 Governing Law. This First Supplemental Indenture and each Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, except as may otherwise be required by mandatory provisions of law.

     SECTION 11.4 Separability. In case any one or more of the provisions contained in this First Supplemental Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Debentures, but this First Supplemental Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

     SECTION 11.5 Counterparts. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     SECTION 11.6 Effect of Headings. The Article and Section headings herein and the Table of Contents hereto are for convenience only and shall not affect the construction hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.



                         MOTOROLA, INC.


                         By:______________________________________
                         Name:
                         Title:



                         HARRIS TRUST AND SAVINGS BANK, as Trustee


                         By:______________________________________
                         Name:
                         Title: